As filed with the Securities and Exchange Commission on July 31, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GREENIDGE GENERATION HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	7374	86-1746728
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
590 Plant Road
Dresden, NY 14441
(315) 536-2359
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jordan Kovler
Chief Executive Officer
590 Plant Road
Dresden, NY 14441
(315) 536-2359
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Kenneth M. Silverman
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
(212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholder may not sell any securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission with respect to such securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 31, 2024
PRELIMINARY PROSPECTUS
GREENIDGE GENERATION HOLDINGS INC.

7,300,000 Shares of Class A Common Stock

This prospectus relates to the offer and resale of up to 7,300,000 shares of class A common stock, $0.0001 par value, of Greenidge Generation Holdings Inc. (“Greenidge”) by B. Riley Principal Capital II, LLC (the “Selling Stockholder”). The shares included in this prospectus consist of shares of class A common stock that we may, in our discretion, elect to issue and sell to the Selling Stockholder, from time to time after the date of this prospectus, pursuant to a common stock purchase agreement we entered into with the Selling Stockholder on July 30, 2024 (the “Purchase Agreement”), in which the Selling Stockholder has committed, subject to satisfaction of specified conditions, to purchase from us, at our direction, up to $20,000,000 of our class A common stock, subject to limitations specified in the Purchase Agreement. See “The Committed Equity Financing” for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding the Selling Stockholder.
We are not selling any shares of class A common stock being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by the Selling Stockholder. However, we may receive up to $20,000,000 in aggregate gross proceeds from sales of our class A common stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.
The Selling Stockholder may sell or otherwise dispose of all or a portion of the class A common stock being offered in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the class A common stock being offered in this prospectus. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).
Our class A common stock is currently traded on The Nasdaq Global Select Market under the trading symbol “GREE.” On July 30, 2024, the closing sale price of our common stock as reported by The Nasdaq Global Select Market was $2.64.
Our class B common stock, par value $0.0001 per share (“Class B common stock”) is not publicly traded. Holders of Class A common stock and holders of Class B common stock have substantially identical rights, except that holders of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share on any matter submitted to a vote of our stockholders. Holders of Class A common stock and holders of Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by law or our charter. Each share of Class B common stock may be converted into a share of Class A common stock at any time at the election of the holder.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and a "smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to reduced public company reporting requirements. We are also a “controlled company” under the rules of Nasdaq and may take advantage of certain corporate governance exemptions afforded to a “controlled company” under the rules of Nasdaq.
Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” on page 9 of this prospectus and in the documents incorporated by reference in this prospectus to read about factors you should consider before you make an investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2024

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the Selling Stockholder may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholder of the securities described in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus and any free writing prospectus that we have authorized in connection with the transaction contemplated herein. Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where such offer or sale are not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholder and its permitted transferees may use this prospectus to sell securities from time to time through any means described in the section titled “Plan of Distribution”. More specific terms of any securities that the Selling Stockholder and its permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may file one or more prospectus supplements or post-effective amendments to the registration statement to add information to, or update or change information contained in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus together with the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement.

For further information about our business and the securities covered by this prospectus, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities, you should review the full text of these documents. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “Greenidge,” “we,” “us,” “our” and similar terms refer to Greenidge Generation Holdings Inc., together with its consolidated subsidiaries. All share and per share data in this prospectus have been retroactively adjusted to reflect the one-for-ten reverse stock split that we effected on our class A common stock and our class B common stock on May 16, 2023.
i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes, and the documents incorporated or deemed to be incorporated by reference herein include, certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect our financial or operating results. These forward- looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could” and “should” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this document include, among other things, statements regarding our business plan, business strategy, operations in the future, financial position, estimated revenues and losses, projected costs, prospects, and plans and objectives of management. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future, including statements relating to creating value for stockholders are forward-looking statements. As used herein, “we,” “us,” “our” and “Greenidge” refer to Greenidge Generation Holdings Inc. together with its consolidated subsidiaries.

Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus, as well as statements about or relating to or otherwise affected by:
•our ability to continue as a going concern for a reasonable period of time;
•our ability to successfully maintain our power and hosting arrangements on acceptable terms, or our operations may be disrupted, and our business results may suffer, which could have a material adverse effect on our business, financial condition, and results of operations;
•fluctuations and volatility in the price of bitcoin and other cryptocurrencies;
•any failure by us to obtain acceptable financing with regard to our growth strategies or operations;
•the ability to negotiate or execute definitive documentation with respect to potential expansion sites on terms and conditions that are acceptable to Greenidge, whether on a timely basis or at all;
•changes in applicable laws, regulations, or permits (including our Title V Air Permit renewal application whose denial we have announced we intend to challenge in New York State Supreme Court), affecting our operations or the industries in which we operate, including regulation regarding power generation, environmental laws, cryptocurrency usage and/or cryptocurrency mining, and a regulatory trend toward stricter oversight of crypto asset platforms and the cryptocurrency industry;
•loss of public confidence in, or use cases of, bitcoin and other cryptocurrencies;
•the potential of cryptocurrency market manipulation;
•the economics of hosting cryptocurrency miners, including as to variables or factors affecting the cost, efficiency, and profitability of our hosting arrangements;
•the availability, delivery schedule, and cost of equipment necessary to maintain and grow our business and operations, including datacenter equipment and equipment meeting the technical or other specifications required to achieve our growth strategy;
•the possibility that we may be adversely affected by other economic, business, or competitive factors, including factors affecting the industries in which we operate or upon which we rely and are dependent;

ii

•the ability to expand successfully to other facilities, effectively integrate and manage acquired businesses or assets, mine other cryptocurrencies, or otherwise expand our business;
•changes in tax regulations applicable to us, our assets or cryptocurrencies, including bitcoin;
•if we fail to comply with the Nasdaq’s continued listing standards, Nasdaq may delist our Class A common stock;
•any litigation involving us;
•costs and expenses relating to cryptocurrency transaction fees and fluctuation in cryptocurrency transaction fees; and
•the condition of our physical assets, including that our operating facility may realize material, if not total, loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage.

Consequently, all of the forward-looking statements made in this prospectus are qualified by the information contained herein, including the information contained under this caption and the information under the section “Risk Factors” of this prospectus and in the documents incorporated by reference in this prospectus. We can provide no assurance that these are all of the factors that could cause actual results to vary materially from the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.

You should not put undue reliance on forward-looking statements. We can provide no assurance that any of the risks or uncertainties anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of our operations, financial condition, or cash flows. Actual results may differ materially from those discussed in this prospectus. All forward-looking statements speak only as of the date of this prospectus and, except as required by law, we disclaim any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise, as of any future date.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”
Greenidge Generation Holdings Inc.
Overview
We own cryptocurrency datacenter operations in the Town of Torrey, New York (the “New York Facility”). The New York Facility is a vertically integrated cryptocurrency datacenter and power generation facility with an approximately 106 megawatt (“MW”) nameplate capacity, natural gas power generation facility. We generate revenue from three primary sources: (1) datacenter hosting, which we commenced on January 30, 2023, (2) cryptocurrency mining, and (3) power and capacity.
As of the year ended December 31, 2023, our cryptocurrency datacenter operations generated revenue in the form of bitcoin by earning bitcoin as rewards and transaction fees for supporting the global bitcoin network with application-specific integrated circuit computers (“ASICs” or “miners”) owned or leased by us. We converted substantially all of our earned bitcoin into U.S. dollars, however, in connection with the offering discussed herein, we intend to retain more of the bitcoin we earn from self-mining activities.
Cryptocurrency datacenter hosting. On January 30, 2023, as part of an overall debt restructuring, we transferred ownership of miners with capacity of approximately 2.8 EH/s to our lender, NYDIG ABL LLC (“NYDIG”), in exchange for a reduction of debt. We host, power, and provide technical support services and other related services to miners owned by NYDIG’s affiliates at the New York Facility under a hosting services agreement and related order (collectively, the “NYDIG Hosting Agreement”).
Under the NYDIG Hosting Agreement, NYDIG affiliates pay a reimbursement fee that covers the cost of power and direct costs associated with management of the mining facilities, a hosting fee, as well as a gross profit-sharing arrangement. NYDIG affiliates are required to provide Greenidge an upfront security deposit, pay a configuration fee for the setup of new or relocated miners, and pay for repairs and parts consumed in non-routine maintenance. Greenidge is required to pay NYDIG a portion of capacity revenue, as well as a portion of the gross margin from any energy sales in excess of mining requirement. Additionally, when market conditions dictate shutting down mining and making market sales of energy, Greenidge is required to pay NYDIG the expected value that it would have received as if the cryptocurrency datacenter had operated and a portion of gross margin from energy sales above normal mining requirements. This allows us to participate in the upside as bitcoin prices rise, but reduces our downside risk of bitcoin price deterioration and cost increases related to natural gas.
Cryptocurrency mining. We are also party to hosting agreements under which third party service providers host and operate bitcoin mining equipment owned by us at their facilities, in exchange for a hosting fee and a percentage of the mining proceeds.

Power and capacity. The New York Facility is connected to the New York Independent Systems Operator (the “NYISO”), which operates New York state’s power grid. We sell electricity to the NYISO at all times when the plant is running and we increase or decrease the amount of electricity sold based on prevailing prices in the wholesale electricity market and demand for electricity. Based upon levels of demand and prevailing prices for electricity, we may temporarily curtail operations at our cryptocurrency datacenter located at our power generation facility in order to meet the demand for electricity. In addition, we receive revenues from the sale of our capacity and ancillary services in the NYISO wholesale market.
Owning power generation assets and designing and operating our own datacenters and miners have allowed us to operate without relying on variable third-party power purchase agreements or hosting agreements that may be subject to renegotiation, counter-party risk or other cost volatility. Our datacenter operations in New York are powered by electricity generated directly by our power plant, which is referred to as “behind-the-meter” power as it is not subject to transmission and distribution charges from local utilities.
We believe that this behind-the-meter power generation capability provides a stable, cost-effective source of power for datacenter activities.
Our primary business objective is to grow revenue by increasing our access to low-cost power for datacenter development and bitcoin hosting and self-mining. For example, in March 2024, we agreed to purchase a parcel of land containing approximately 12 acres located in Columbus, Mississippi, including over 73,000 square feet of industrial warehouse space. This property provides us with 32.5 MW in additional mining capacity. The transaction closed in April 2024 and we have deployed 8.5 MW of miners on the property as of July 1, 2024. The site has been built out utilizing the Company’s proprietary Greenidge Pod X, a best-in-class crypto mining infrastructure solution, which, following its launch in July 2024, makes Greenidge the only bitcoin mining company with integrated pod sales capabilities.
We have also deployed additional miners in conjunction with a 7.5 MW mining capacity lease in North Dakota, which has a term of five years. In addition, we have entered into an agreement to electrify a 20-acre portion of the Company's 150-acre property in Spartanburg, South Carolina in 2025 with an anticipated peak electrical load of 60 MW.
Corporate Information
Our principal executive offices are located at 590 Plant Road, Dresden, NY 14441, and our telephone number is (315) 536-2359. We maintain a website at www.greenidge.com. Information on our website, or accessible through our website, is not incorporated by reference into or otherwise part of this prospectus, and you should not consider it a part of this prospectus.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:
•have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and
•disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.
In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.
We will remain an “emerging growth company” for up to five years from our first sale of common stock pursuant to an effective Securities Act registration statement in 2021, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.
Controlled Company Exemption
As of July 29, 2024, Atlas Capital Resources L.P. (“Atlas”) and its affiliates control 76.4% of the voting power of our outstanding capital stock and have the power to elect a majority of our directors. Pursuant to Nasdaq listing standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company qualifies as a “controlled company.” As a controlled company, we are exempt from certain Nasdaq corporate governance requirements, including the requirements to have (i) a board comprised of a majority of independent directors; (ii) compensation of executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iii) director nominees selected or recommended for our board either by a majority of the independent directors or a nominating committee comprised solely of independent directors. If we cease to be a “controlled company” and our shares of Class A common stock continue to be listed on Nasdaq, we will be required to comply with these standards and, depending on the independence-determination with respect to our then-current directors, we may be required to add additional directors to our board in order to achieve such compliance within the applicable transition periods.
Summary Risk Factors
An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section of our Annual Report on Form 10-K and the other documents incorporated by reference in this prospectus. These risks include, but are not limited to, the following:
Risks Related to Our Business
•Because there is substantial doubt as to our ability to continue as a going concern for a reasonable period of time, an investment in our common stock is highly speculative. Holders of our common stock could suffer a total loss of their investment.
•We may need to raise additional capital to grow our business and may not be able to do so on favorable terms, if at all. Future issuances of equity or debt securities may adversely affect the value of our common stock.
•We have a limited operating history, with operating losses as we have grown. If we are unable to sustain greater revenues than our operating costs, as well as expansion plans, we will continue operating losses, which could negatively impact our results of operations, strategy, and financial performance.
•We have material environmental liabilities, and the costs of compliance with existing and new environmental laws could have a material adverse effect on us.
•We are exposed to customer concentration risk, substantially dependent on our sole hosting services customer, and exposed to counterparty nonperformance risk for our hosting services arrangement.
•We are at an early stage of development of our hosting business, currently have limited sources of revenue, incurred net losses for 2023 and 2022, and may not be profitable in the future.
•It may take significant time, expenditure, or effort for us to grow our business, including our bitcoin datacenter operations, through acquisitions, which we must effectively integrate and manage and which may present unanticipated liabilities or challenges, and our efforts may not be successful.
•We have experienced turnover in our senior management team and reduced our headcount in 2023. If we fail to retain key talent or are unable to attract and retain other qualified personnel, our results of operations, strategy, and financial performance could be adversely affected.
•We have been, are currently, and may be in the future, the subject of legal proceedings, including governmental investigations.
•While we have multiple sources of revenue from our business and operations, our revenues are largely dependent on the single natural gas power generation facility that we operate. Any disruption to our single power plant would have a material adverse effect on our business and operations, as well as our results of operations and financial condition.
•We may not be able to compete effectively against other companies, some of whom have greater resources and experience.

•As the aggregate amount of computing power, or hash rate, in the bitcoin network increases, the amount of bitcoin earned per unit of hash rate decreases; as a result, in order to maintain our market share, we may have to incur significant capital expenditures to expand our fleet of miners.
•Our future success will depend significantly on the price of bitcoin, which is subject to risk and has historically been subject to wide swings and significant volatility.
•The bitcoin reward for successfully uncovering a block halved in April 2024 will halve several times in the future, and bitcoin value may not adjust to compensate us for the reduction in the rewards we receive from our bitcoin mining efforts.
•The digital asset exchanges on which cryptocurrencies, including bitcoin, trade are relatively new and largely unregulated, and thus may be exposed to fraud and business failure, as demonstrated by recent shutdowns of certain digital asset exchanges and trading platforms, which has negatively impacted confidence in the digital asset industry as a whole. Such failures may result in a reduction in the price of bitcoin and other cryptocurrencies and can adversely affect an investment in us.
•The properties utilized by us in our cryptocurrency datacenter and hosting may experience damage, including damage not covered by insurance.
•If bitcoin or other cryptocurrencies are determined to be investment securities, and we hold a significant portion of our assets in such cryptocurrency, investment securities or non-controlling equity interests of other entities, we may inadvertently violate the Investment Company Act or other securities laws. We could incur large losses to modify our operations to avoid the need to register as an investment company or could incur significant expenses to register as an investment company or could terminate operations altogether.
•Regulatory changes or actions may alter the nature of an investment in us or restrict the use of bitcoin in a manner that adversely affects our business prospects, results of operations, and financial condition.
•We are subject to risks related to Internet disruptions, which could have an adverse effect on our ability to host bitcoin miners and to mine bitcoin.
•Maintenance, expansion, and refurbishment of power generation facilities involve significant risks that could result in unplanned power outages or reduced output and could have a material adverse effect on our revenues, results of operations, cash flows, and financial condition.
•Banks and financial institutions may not provide bank accounts, or may cut off certain banking or other financial services, to cryptocurrency investors or businesses that engage in bitcoin-related activities or that accept bitcoin as payment.
•The impact of geopolitical and economic events on the supply and demand for bitcoin is uncertain.
•Bitcoin miners and other necessary hardware are subject to malfunction, technological obsolescence, the global supply chain, and difficulty and cost in obtaining new hardware.
•We may not adequately respond to rapidly changing technology.
•A failure to properly monitor and upgrade the bitcoin network protocol could damage the bitcoin network which could, in turn, have an adverse effect on our business.
•Over time, incentives for bitcoin miners to continue to contribute processing power to the bitcoin network may transition from a set reward to transaction fees. If the incentives for bitcoin mining are not sufficiently high, we may not have an adequate incentive to continue datacenter operations.

•Our operations and financial performance may be impacted by fuel supply disruptions, price fluctuations in the wholesale power and natural gas markets, and fluctuations in other market factors that are beyond our control.
Risks Related to the Ownership of Our Common Stock
•If we fail to comply with the Nasdaq continued listing standards, Nasdaq may delist our Class A common stock.
•The market price, trading volume and marketability of our Class A common stock may, from time to time, be significantly affected by numerous factors beyond our control.
•The dual class structure of our common stock will have the effect of concentrating voting power with Atlas and its affiliates, which may depress the market value of the Class A common stock and will limit a stockholder or a new investor’s ability to influence the outcome of important transactions, including a change in control.
•Because we are a “controlled company” within the meaning of the Nasdaq listing rules, stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

THE OFFERING

Common A Common Stock offered by
the Selling Stockholder: . . . . . . . . . . This prospectus relates to the offer and sale of up to 7,300,000 shares of class A common stock by the Selling Stockholder, which shares of class A common stock we may, at our election, issue and sell to the Selling Stockholder pursuant to the Purchase Agreement from time to time after the date of this prospectus, subject to satisfaction of specified conditions set forth in the Purchase Agreement.

Selling Stockholder: . . . . . . . . . . . . . . . B. Riley Principal Capital II, LLC

Shares outstanding
(as of July 29, 2024): . . . . . . . . . . . . . . . 7,894,065 shares of class A common stock and 2,733,394 shares of class B common stock.

Shares outstanding after giving effect to the issuance of the shares registered hereunder: . . . . . . . . . . . . 15,194,065 shares of class A common stock and 2,733,394 shares of class B common stock.

Use of proceeds: . . . . . . . . . . . . . . . . . . . We will not receive any proceeds from the sales of class A common stock by the Selling Stockholder pursuant to this prospectus. However, we may receive up to $20,000,000 in aggregate gross proceeds from sales of our class A common stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of class A common stock to the Selling Stockholder after the date of this prospectus. To the extent we sell class A common stock to the Selling Stockholder, we intend to use any proceeds therefrom for general corporate purposes, including making capital expenditures and funding working capital and future acquisitions and investments, including bitcoin earned from our self-mining activities. See “Use of Proceeds” on page 12 of this prospectus.

Risk factors: . . . . . . . . . . . . . . . . . . . . . . Investing in our securities involves a high degree of risk. See “Risk Factors” included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest our securities.

Nasdaq ticker symbol: . . . . . . . . . . . . . . Our class A common stock is listed on The Nasdaq Global Select
Market under the trading symbol “GREE.”

The number of shares outstanding excludes:

•    175,208 shares of Class A common stock issuable upon the exercise of outstanding options under our Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”) at a weighted average exercise price of $20.33 per share;
•    307,684 shares of Class A common stock issuable upon the exercise of outstanding non-qualified stock options granted as inducement grants in connection with the appointment of certain executive officers, at a weighted average exercise price of $13.20 per share;

•    149,066 shares of class A common stock issuable upon the vesting of outstanding restricted stock units under the 2021 Plan;
•    up to 173,615 additional shares of class A common stock that are reserved for issuance under the 2021 Plan;
•    180,000 shares of Class A common stock issuable upon the exercise of a warrant issued to Infinite Reality, Inc.; and
•    1,260,505 shares of Class A Common Stock issuable upon the exercise of a five-year warrant issued to Armistice Capital Master Fund Ltd.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully should consider and read carefully all of the risks and uncertainties set forth below and in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 10, 2024,and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024, as updated or superseded by the risks and uncertainties described under similar headings in our Quarterly Reports on Form 10-Q and the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with all of the other information contained in this prospectus and incorporated by reference herein, and any free writing prospectus that we may authorize for use in connection with this offering. If any of these risks were actually to occur, our business, financial condition (including cash flows) or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus for additional information.

Risks Related to the Offering

It is not possible to predict the actual number of shares we will sell to the Selling Stockholder under the
Purchase Agreement, or the actual gross proceeds resulting from those sales.

Pursuant to the Purchase Agreement, the Selling Stockholder has committed to purchase up to $20,000,000 of shares of our class A common stock, subject to certain limitations and the satisfaction of the conditions set forth in the Purchase Agreement. From and after the Commencement Date, we will have the right, but not the obligation, to sell shares of class A common stock to the Selling Stockholder pursuant to the Purchase Agreement from time to time over a period of up to 36 months beginning on the Commencement Date.

We generally have the right to control the timing and amount of any sales of our shares of class A common stock to the Selling Stockholder under the Purchase Agreement. Sales of our class A common stock, if any, to the Selling Stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our class A common stock that may be available for us to sell to the Selling Stockholder pursuant to the Purchase Agreement. Depending on market liquidity at the time, resales of those shares by the Selling Stockholder may cause the public trading price of our class A common stock to decrease.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of class A common stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our class A common stock at the time we elect to sell shares to the Selling Stockholder pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of class A common stock that we will sell to the Selling Stockholder under the Purchase Agreement, the purchase price per share that the Selling Stockholder will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices and may experience different levels of dilution.

Pursuant to the Purchase Agreement, we have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Selling Stockholder. If and when we do elect to sell shares of our class A common stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results.

Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid to the Selling Stockholder for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

We may not have access to the full amount available under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to an aggregate of $20,000,000 of our class A common stock to the Selling Stockholder, only 7,300,000 shares of our class A common stock are being registered for resale under this prospectus. If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more than the 7,300,000 shares of class A common stock being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $20,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our class A common stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our class A common stock to the Selling Stockholder under the Purchase Agreement. Additionally, under the applicable rules of Nasdaq, in no event may we issue to the Selling Stockholder under the Purchase Agreement more than the Exchange Cap, unless (i) we obtain stockholder approval to issue shares of class A common stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules or (ii) the average price per share paid by the Selling Stockholder for all of the shares of class A common stock that we direct the Selling Stockholder to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $2.73 per share. In addition, the Selling Stockholder will not be required to purchase any shares of class A common stock if such sale would result in the Selling Stockholder’s beneficial ownership exceeding 4.99% of the then-outstanding shares of class A common stock. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business or results of operation.
Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of our class A common stock in addition to the 7,300,000 shares of class A common stock being registered for resale by the Selling Stockholder under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of our class A common stock ultimately offered for sale by the Selling Stockholder is dependent upon the number of shares of class A common stock, if any, we ultimately elect to sell to the Selling Stockholder under the Purchase Agreement.

We may use these proceeds in ways with which you may not agree.

We will not receive any proceeds from the sale of the class A common stock being offered by the Selling Stockholder pursuant to this prospectus. However, we may receive up to $20,000,000 in aggregate gross proceeds from sales of our class A common stock to the Selling Stockholder pursuant to the Purchase Agreement that we may, in our discretion, elect to make, from and after the Commencement Date from time to time over a period of up to 36 months beginning on the Commencement Date. The net proceeds we receive from sales of shares of our class A common stock, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of class A common stock to the Selling Stockholder after the date of this prospectus. To the extent we sell class A common stock to the Selling Stockholder, we currently intend to use any proceeds therefrom for general corporate purposes, including making capital expenditures and funding working capital and future acquisitions and investments, including bitcoin earned from our self-mining activities, however, we have considerable discretion in the application of the proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds we may receive from sales of class A common stock to the Selling Stockholder pursuant to the

Purchase Agreement are being used by us in a manner agreeable to you. You must rely on management’s judgment regarding the application of these proceeds. The proceeds may be used for corporate purposes that do not immediately improve our profitability or increase the price of our class A common stock.

USE OF PROCEEDS

This prospectus relates to the offer and resale of up to 7,300,000 shares of class A common stock by the Selling Stockholder, which consist of shares of class A common stock that we may, in our discretion, elect to issue and sell to the Selling Stockholder, from time to time after the date of this prospectus, pursuant to the Purchase Agreement, in which the Selling Stockholder has committed, subject to satisfaction of specified conditions, to purchase from us, at our direction, up to $20,000,000 of our class A common stock, subject to limitations specified in the Purchase Agreement.

We are not selling any shares of class A common stock being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by the Selling Stockholder. However, we may receive up to $20,000,000 in aggregate gross proceeds from sales of our class A common stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

We intend that any funds we receive from our sale of shares to the Selling Stockholder under the Purchase Agreement will be used for general corporate purposes, including, without limitation, making capital expenditures, funding working capital and future acquisitions and investments, including bitcoin earned from our self-mining activities. We will have broad discretion in the way that we use these proceeds. See “Risk Factors—Risks Related to the Committed Equity Financing—We may use these proceeds in ways with which you may not agree.”

The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by it in disposing of the class A common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the class A common stock covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. Our policy is to retain all earnings, if any, to provide funds for the operation and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. The declaration of dividends, if any, will be subject to the discretion of our board of directors, which may consider such factors as our results of operations, financial condition, capital needs, and acquisition strategy, among others.

THE COMMITTED EQUITY FINANCING

On July 30, 2024, we entered into the Purchase Agreement and a related Registration Rights Agreement (the "Registration Rights Agreement") with B. Riley Principal Capital II. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, from and after the Commencement Date, we will have the right, in our sole discretion, to sell to B. Riley Principal Capital II up to $20,000,000 of shares of our Class A Common Stock, subject to certain limitations set forth in the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement. Sales of Class A Common Stock by us to B. Riley Principal Capital II under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by B. Riley Principal Capital II of up to 7,300,000 shares of Class A Common Stock, which are the Purchase Shares that we may, in our sole discretion, elect to sell to B. Riley Principal Capital II, from time to time from and after the Commencement Date pursuant to the Purchase Agreement.
We do not have the right to commence any sales of our Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to B. Riley Principal Capital II’s purchase obligation set forth in the Purchase Agreement have initially been satisfied, none of which are in B. Riley Principal Capital II’s control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC and the final form of this prospectus shall have been filed with the SEC. From and after the Commencement Date, we have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the Purchase Agreement is earlier terminated, to direct B. Riley Principal Capital II to purchase up to a specified maximum amount of shares of Class A Common Stock in one or more Market Open Purchases and Intraday Purchases as set forth in the Purchase Agreement, by timely delivering a written Market Open Purchase Notice for each Market Open Purchase, and timely delivering a written Intraday Purchase Notice for each Intraday Purchase, if any, to B. Riley Principal Capital II in accordance with the Purchase Agreement on any trading day we select as the Purchase Date therefor, so long as (i) the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date, have been received by B. Riley Principal Capital II in the manner set forth in the Purchase Agreement, prior to the time we deliver such notice to B. Riley Principal Capital II.
From and after Commencement, the Company will control the timing and amount of any sales of Class A Common Stock to B. Riley Principal Capital II. Actual sales of shares of our Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Class A Common Stock and determinations by us as to the appropriate sources of funding for our company and its operations.
Under the applicable Nasdaq rules, in no event may we issue to B. Riley Principal Capital II under the Purchase Agreement shares of Class A Common Stock in excess of the 19.99% Exchange Cap, unless (i) we obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by B. Riley Principal Capital II for all of the shares of Class A Common Stock that we direct B. Riley Principal Capital II to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $2.73 per share (representing the lower of (a) the official closing price of our Class A Common Stock on Nasdaq immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of our Class A Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, adjusted as required by Nasdaq to take into account our payment of the Cash Commitment Fee), so that the Exchange Cap limitation will not apply to issuances and sales of Class A Common Stock pursuant to the Purchase Agreement.
Moreover, we may not issue or sell any shares of Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement which, when aggregated with all other shares of Class A Common Stock then beneficially owned by B. Riley Principal Capital II and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in B. Riley Principal Capital II beneficially owning shares of Class A Common Stock in excess of the 4.99% Beneficial Ownership Limitation, which is defined in the Purchase Agreement as 4.99% of the outstanding shares of our Class A Common Stock.

The net proceeds to us from sales that we elect to make to B. Riley Principal Capital II under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Class A Common Stock to B. Riley Principal Capital II. We expect that any proceeds received by us from such sales to B. Riley Principal Capital II will be used for working capital and general corporate purposes, which will, among other things, enable us to retain more of the bitcoin we generate from self-mining activities.
Neither we nor B. Riley Principal Capital II may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley Principal Capital II.
As consideration for B. Riley Principal Capital II’s commitment to purchase shares of Class A Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we agreed to pay B. Riley Principal Capital II a cash commitment fee in the amount of $200,000, which represents 1.0% of B. Riley Principal Capital II’s $20,000,000 total aggregate purchase commitment under the Purchase Agreement. Twenty-five percent (25%) of the cash commitment fee, or $50,000, shall be paid by the Company to the Selling Stockholder in immediately available funds no later than the date on which either the first Intraday VWAP Purchase Notice or VWAP Purchase Notice is given under the Purchase Agreement, as applicable. The remaining seventy-five percent (75%) of the cash commitment fee will be paid by withholding cash amounts equal to 30% of the total aggregate purchase price payable by the Selling Stockholder to us in connection with each purchase of class A common stock effected under the Purchase Agreement, until such time as the Selling Stockholder shall have received from such cash withholding(s) a total aggregate amount in cash equal to $150,000. If, on the earlier of (i) the date, on or after the Commencement Date, on which notice of termination of the Purchase Agreement is given by any party and (ii) 365-days after the date of the Purchase Agreement, the aggregate amount of cash payment(s) by the Company to the Selling Stockholder from (X) cash withholding(s), if any, by the Selling Stockholder from the total aggregate VWAP Purchase Price paid or payable by the Selling Stockholder to the Company for the class A common stock purchased by the Selling Stockholder in all of the VWAP Purchases theretofore effected by the Company pursuant to the Purchase Agreement, (Y) cash withholding(s), if any, by the Selling Stockholder from the total aggregate Intraday VWAP Purchase Price paid or payable by the Selling Stockholder to the Company for the shares of class A common stock purchased by the Selling Stockholder in all of the Intraday VWAP Purchases theretofore effected by the Company pursuant to the Purchase Agreement, and (Z) cash payment(s), if any, from the Company to be applied to the cash commitment fee that do not arise from any cash withholding(s) set forth in clauses (X) and (Y) or from any agreements entered into between the Company and the Selling Stockholder prior to the date of this Agreement, in each case as contemplated in this Section 10.1(ii), is less than $150,000, the Company shall promptly upon the Selling Stockholder’s presentation to the Company of an invoice and reasonable supporting documentation (but in no event later than two (2) Trading Days thereafter), and as directed by the Selling Stockholder in writing to the Company, pay to the Selling Stockholder, in cash, the difference between (A) $150,000 and (B) the aggregate amount of cash withholding(s), if any, that have been made by the Selling Stockholder from the total aggregate VWAP Purchase Price and the total aggregate Intraday VWAP Purchase Price, as applicable, paid or payable by the Selling Stockholder to the Company for the shares of class A common stock purchased by the Selling Stockholder in all of the VWAP Purchases and Intraday VWAP Purchases, as applicable, theretofore effected by the Company pursuant to the Purchase Agreement, together with cash payment(s), if any, from the Company to be applied to the cash commitment fee that do not arise from any cash withholding(s) by the Selling Stockholder as set forth in the immediately preceding clause or from any agreements entered into between the Company and the Selling Stockholder prior to the date of the Purchase Agreement, by wire transfer of immediately available funds to an account designated by the Selling Stockholder to the Company and, in the case of a termination of the Purchase Agreement as contemplated in clause (i) above, no termination of the Purchase Agreement shall become effective unless and until the entire cash commitment fee has been paid in cash by the Company to the Selling Stockholder. Notwithstanding any of the foregoing to the contrary, if Selling Stockholder is able to withhold an aggregate amount in cash equal to $50,000 on or prior to the date that is the 180th day after the date of the Purchase Agreement, then the obligation to withhold any additional amounts shall be immediately terminated and Selling Stockholder shall deem the cash commitment fee requirement fulfilled after receiving $100,000 in the aggregate by such 180-day deadline ($50,000 in a lump sum payment and $50,000 in withholding).
In addition, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed (i) $30,000 upon the execution of the Purchase Agreement and Registration Rights Agreement and (ii) $3,000 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.
Purchases of Class A Common Stock Under the Purchase Agreement
Market Open Purchases
From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the Purchase Agreement is earlier terminated, beginning on the Commencement Date, to direct B. Riley Principal Capital II to purchase a specified number of shares of Class A Common Stock, not to exceed the applicable Market Open Purchase Maximum Amount, in a Market Open Purchase under the Purchase Agreement, by timely delivering a written Market Open Purchase Notice to B. Riley Principal Capital II, prior to 9:00 a.m., New York City time, on any trading day we select as the Purchase Date for such Market Open Purchase, so long as:
•        the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•        all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement have been received by B. Riley Principal Capital II prior to the time we deliver such Market Open Purchase Notice to B. Riley Principal Capital II.
The Purchase Maximum Amount applicable to such Market Open Purchase will be equal to the lesser of:
•        1,000,000 shares of Class A Common Stock; and
•        the Market Open Purchase Percentage (as specified in the applicable Market Open Purchase Notice for such Purchase) of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Market Open Purchase Valuation Period for such Market Open Purchase.
The actual number of shares of Class A Common Stock that B. Riley Principal Capital II will be required to purchase in a Market Open Purchase, which we refer to as the Market Open Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Market Open Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Market Open Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.
The per share purchase price that B. Riley Principal Capital II will be required to pay for the Market Open Purchase Share Amount in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to the VWAP of our Class A Common Stock for the applicable Market Open Purchase Valuation Period on the Purchase Date for such Market Open Purchase, less a fixed 3.0% discount to the VWAP for such Market Open Purchase Valuation Period. The Market Open Purchase Valuation Period for a Market Open Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and ending at the earliest to occur of:
•        3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;
•        such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Market Open Purchase Valuation Period reaches the applicable Market Open Purchase Share Volume Maximum for such Market Open Purchase, which will be determined by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Market Open Purchase Notice for such Market Open Purchase); and

•        if we further specify in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Discontinue Election shall apply to such Market Open Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.
Under the Purchase Agreement, for purposes of calculating the volume of shares of Class A Common Stock traded during a Market Open Purchase Valuation Period, including for purposes of determining whether the applicable Market Open Purchase Share Volume Maximum for a Market Open Purchase has been reached, for purposes of calculating the VWAP of our Class A Common Stock for the applicable Market Open Purchase Valuation Period, and to the extent that we specify in the applicable Market Open Purchase Notice that the Limit Order Discontinue Election will apply, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Market Open Purchase.
Intraday Purchases
In addition to the Market Open Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital II to make Intraday Purchases (whether or not a Market Open Purchase is effected on such Purchase Date), not to exceed the applicable Intraday Purchase Maximum Amount, in an Intraday Purchase under the Purchase Agreement, by timely delivering a written Intraday Purchase Notice to B. Riley Principal Capital II, after 10:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date if applicable, have ended), and prior to 3:30 p.m., New York City time, on such Purchase Date, so long as:
•        the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•        all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by B. Riley Principal Capital II in the manner set forth in the Purchase Agreement, prior to the time we deliver the Intraday Purchase Notice for such applicable Intraday Purchase to B. Riley Principal Capital II.
The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to the lesser of:
•        1,000,000 shares of Class A Common Stock; and
•        the Intraday Purchase Percentage (as specified by us in the applicable Intraday Purchase Notice for such Intraday Purchase) of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.
The actual number of shares of Class A Common Stock that B. Riley Principal Capital II will be required to purchase in an Intraday Purchase, which we refer to as the Intraday Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.
The per share purchase price that B. Riley Principal Capital II will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same fixed percentage discounts to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase as described above), provided that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday Purchase Valuation Period on the Purchase Date for such Intraday Purchase. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:
•        such time of confirmation of B. Riley Principal Capital II’s receipt of the applicable Intraday Purchase Notice;
•        such time that the Market Open Purchase Valuation Period for any prior Market Open Purchase effected on the same Purchase Date (if any) has ended; and
•        such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended, and ending at the earliest to occur of:
•        3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;
•        such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Intraday Purchase Valuation Period reaches the applicable Intraday Purchase Share Volume Maximum for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) the Purchase Percentage we specified in the applicable Intraday Purchase Notice for determining the applicable Intraday Purchase Share Amount for such Intraday Purchase); and
•        if we further specify Limit Order Discontinue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Intraday Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.
As with Market Open Purchases, for purposes of calculating the volume of shares of Class A Common Stock traded during an Intraday Purchase Valuation Period, including for purposes of determining whether the applicable Intraday Purchase Share Volume Maximum for an Intraday Purchase has been reached, for purposes of calculating the VWAP of our Class A Common Stock for the applicable Intraday Purchase Valuation Period, the following transactions, to the extent they occur during such Intraday Purchase Valuation Period, are excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, and (z) if we have specified in the applicable Intraday Purchase Notice for such Intraday Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Intraday Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Intraday Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Intraday Purchase.
We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to B. Riley Principal Capital II prior to 3:30 p.m., New York City time, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Purchase Valuation Period for any earlier regular Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to 3:30 p.m., New York City time, on such Purchase Date, and so long as all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by B. Riley Principal Capital II prior to the time we deliver to B. Riley Principal Capital II a new Intraday Purchase Notice to effect an additional Intraday Purchase on the same Purchase Date as an earlier Market Open Purchase (as applicable) and one or more earlier Intraday Purchases effected on such same Purchase Date.
The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Market Open Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for the shares of Class A Common Stock that we elect to sell to B. Riley Principal

Capital II in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier Market Open Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Market Open Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.
In the case of Market Open Purchases and Intraday Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Class A Common Stock to be purchased by B. Riley Principal Capital II in a Market Open Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Market Open Purchase or Intraday Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.
At or prior to 5:30 p.m., New York City time, on the applicable Purchase Date for a Market Open Purchase and/or Intraday Purchase, B. Riley Principal Capital II will provide us with a written confirmation for such Market Open Purchase and/or Intraday Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by B. Riley Principal Capital II for the shares of Class A Common Stock purchased by B. Riley Principal Capital II in such Market Open Purchase and/or Intraday Purchase, as applicable.
The payment for, against delivery of, shares of class A Common Stock purchased by B. Riley Principal Capital II in any Market Open Purchase or any Intraday Purchase under the Purchase Agreement will be fully settled within two (2) trading days immediately following the applicable Purchase Date for such Market Open Purchase or such Intraday Purchase (as applicable), as set forth in the Purchase Agreement.
Conditions Precedent to Commencement and Each Purchase
B. Riley Principal Capital II’s obligation to accept Market Open Purchase Notices and Intraday Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Class A Common Stock in Market Open Purchases and Intraday Purchases under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, at the applicable “Purchase Condition Satisfaction Time” (as such term is defined in the Purchase Agreement) on the applicable Purchase Date for each Market Open Purchase and Intraday Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of B. Riley Principal Capital II’s control, which conditions including the following:
•        the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;
•        the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;
•        the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Class A Common Stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and B. Riley Principal Capital II being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the shares of Class A Common Stock included in this prospectus (and included in any such additional prospectuses);
•        the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Class A Common Stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Class A Common Stock for offering or sale in any jurisdiction;
•        FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;
•        there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Class A Common Stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;
•        this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;
•        trading in the Class A Common Stock shall not have been suspended by the SEC or Nasdaq, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Class A Common Stock on Nasdaq, shall be terminated on a date certain (unless, prior to such date, the Class A Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Class A Common Stock, electronic trading or book-entry services by The Depository Trust Company with respect to the Class A Common Stock;
•        the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;
•        the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;
•        the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;
•       all of the shares of Class A Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on Nasdaq (or if the Class A Common Stock is not then listed on Nasdaq, then on any Eligible Market), subject only to notice of issuance;
•        no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;
•        the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

•        the receipt by B. Riley Principal Capital II of the legal opinions and negative assurances, bring-down legal opinions and negative assurances, and audit comfort letters, in each case as required under the Purchase Agreement.
Termination of the Purchase Agreement
Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:
•        the first day of the month next following the 36-month anniversary of the Commencement Date;
•        the date on which B. Riley Principal Capital II shall have purchased shares of Class A Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to $20,000,000;
•        the date on which the Class A Common Stock shall have failed to be listed or quoted on Nasdaq or any other Eligible Market;
•        the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such trading day; and
•        the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.
We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon 10 trading days’ prior written notice to B. Riley Principal Capital II, provided, however, that certain conditions under the Purchase Agreement are met. We and B. Riley Principal Capital II may also terminate the Purchase Agreement at any time by mutual written consent.
B. Riley Principal Capital II also has the right to terminate the Purchase Agreement upon 10 trading days’ prior written notice to us, but only upon the occurrence of certain events, including:
•        the occurrence and continuation of a Material Adverse Effect (as such term is defined in the Purchase Agreement);
•        the occurrence of a Fundamental Transaction (as such term defined in the Purchase Agreement) involving our company;
•        if any registration statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 trading days after notice of such failure, breach or default is delivered to us;
•        if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;
•        the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to B. Riley Principal Capital II for the resale of all of the shares of Class A Common Stock included therein, and such lapse or unavailability continues for a period of 45 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, other than due to acts of B. Riley Principal Capital II; or
•        trading in the Class A Common Stock on Nasdaq (or if the Class A Common Stock is then listed on an Eligible Market, trading in the Class A Common Stock on such Eligible Market) has been suspended for a period of five consecutive trading days.

No termination of the Purchase Agreement by us or by B. Riley Principal Capital II will become effective prior to the fifth trading day immediately following the date on which any pending Market Open Purchase and any pending Intraday Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination will affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Market Open Purchase, any pending Intraday Purchase, the Cash Commitment Fee, and any fees and disbursements of B. Riley Principal Capital II’s legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. Both we and B. Riley Principal Capital II have agreed to complete our respective obligations with respect to any such pending Market Open Purchase and any pending Intraday Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.
No Short-Selling or Hedging by B. Riley Principal Capital II
B. Riley Principal Capital II has agreed that none of B. Riley Principal Capital II, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley Principal Capital II or its sole member will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of the Class A Common Stock or hedging transaction that establishes a net short position in the Class A Common Stock during the term of the Purchase Agreement.
Prohibition on Variable Rate Transactions
Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified “Variable Rate Transactions” during certain “Reference Periods” (as such terms are defined in the Purchase Agreement). In addition, under the Purchase Agreement, we may not issue or sell any shares of Class A Common Stock or equivalents in any “equity line of credit” or “at the market offering,” subject to certain exceptions.
Effect of Sales of our Class A Common Stock under the Purchase Agreement on our Stockholders
The 7,300,000 Purchase Shares being registered for resale in this offering may be issued and sold by us to B. Riley Principal Capital II from time to time at our discretion over a period of up to 36 months, unless the Purchase Agreement is earlier terminated, commencing on the Commencement Date. The resale by B. Riley Principal Capital II of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Class A Common Stock to decline and to be highly volatile. Sales of our Class A Common Stock, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley Principal Capital II all, some or none of the shares of our Class A Common Stock that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.
If and when we do elect to sell shares of our Class A Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement, after B. Riley Principal Capital II has acquired such shares, B. Riley Principal Capital II may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley Principal Capital II in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley Principal Capital II in this offering as a result of future sales made by us to B. Riley Principal Capital II at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of our Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley Principal Capital II may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.
Because the per share purchase price that B. Riley Principal Capital II will pay for Purchase Shares in any Market Open Purchase or Intraday Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Market Open Purchase Valuation Period or Intraday Purchase Valuation Period, respectively, on the applicable Purchase Date for such Market Open Purchase or Intraday Purchase, as of the date of this prospectus, it is not possible for us to predict the number of shares of Class A Common Stock that we will sell to B. Riley Principal Capital II under the Purchase Agreement, the actual purchase price per share to be paid by B. Riley Principal Capital II for those shares, or the actual gross proceeds to be raised by us from those sales, if any.
As of July 29, 2024, there were 7,894,065 shares of our Class A Common Stock outstanding, of which 7,775,017 shares were held by non-affiliates of our company. If all of the 7,300,000 shares offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of the date hereof (without taking into account the 19.99% Exchange Cap limitation), such shares would represent approximately 48.0% of the total number of outstanding shares of Class A Common Stock, and approximately 48.4% of the total number of outstanding shares of Class A Common Stock held by non-affiliates of our company, in each case as of July 29, 2024.
Although the Purchase Agreement provides that we may sell up to $20,000,000 of our Class A Common Stock to B. Riley Principal Capital II, only 7,300,000 Purchase Shares are being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus. If we were to issue and sell all of such 7,300,000 Purchase Shares to B. Riley Principal Capital II at an assumed purchase price per share of $2.64 (without taking into account the 19.99% Exchange Cap limitation), representing the closing sale price of our Class A Common Stock on Nasdaq on July 30, 2024, we would only receive approximately $19,272,000 in aggregate gross proceeds from the sale of such Purchase Shares to B. Riley Principal Capital II under the Purchase Agreement. Depending on the market prices of our Class A Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to B. Riley Principal Capital II under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Class A Common Stock for resale by B. Riley Principal Capital II which, together with the 7,300,000 Purchase Shares included in this prospectus, will enable us to issue and sell to B. Riley Principal Capital II such aggregate number of shares of Class A Common Stock under the Purchase Agreement as will be necessary in order for us to receive aggregate proceeds equal to B. Riley Principal Capital II’s $20,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement.
If we elect to issue and sell to B. Riley Principal Capital II more than the 7,300,000 shares of Class A Common Stock being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus, which we have the right, but not the obligation, to do, we must first (i) obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by B. Riley Principal Capital II of any such additional shares of our Class A Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Class A Common Stock in addition to the 7,300,000 shares of Class A Common Stock being registered for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.
The number of shares of Class A Common Stock ultimately offered for resale by B. Riley Principal Capital II through this prospectus is dependent upon the number of shares of Class A Common Stock, if any, we elect to sell to B. Riley Principal Capital II under the Purchase Agreement from and after the Commencement Date. The issuance of our Class A Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Class A Common Stock that our existing stockholders own will not decrease, the shares of our Class A Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Class A Common Stock after any such issuance.
The following table sets forth the amount of gross proceeds we would receive from B. Riley Principal Capital II from our sale of shares of Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share of Class A Common Stock	Number of Registered Shares of Class A Common Stock to be Issued if Full Purchase(1)	Percentage of Outstanding Shares of Class A Common Stock After Giving Effect to the Issuance to B. Riley Principal Capital II(2)	Gross Proceeds from the Sale of Shares of Class A Common Stock to B. Riley Principal Capital II Under the Purchase Agreement
$1.00	2,124,429	21.2%	$2,124,429
$2.00	2,124,429	21.2%	$4,248,858
$2.64 (3)	2,124,429	21.2%	$5,608,493
$3.00	6,666,666	45.8%	$20,000,000
$4.00	5,000,000	38.8%	$20,000,000
$5.00	4,000,000	33.6%	$20,000,000
____________
(1)      Although the Purchase Agreement provides that we may sell up to $20,000,000 of our Class A Common Stock to B. Riley Principal Capital II, we are only registering 7,300,000 shares under the registration statement that includes this prospectus which may or may not cover all of the shares we ultimately sell to B. Riley Principal Capital II under the Purchase Agreement. We will not issue more than an aggregate of 2,124,429 shares of our Class A Common Stock (the Exchange Cap), unless otherwise approved by our stockholders or if the average price per share paid by B. Riley Principal Capital II for all of the shares of Class A Common Stock that we direct B. Riley Principal Capital II to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $2.73 per share. The number of shares of Class A Common Stock to be issued as set forth in this column (i) gives effect to the Exchange Cap and (ii) is without regard for the Beneficial Ownership Limitation.
(2)      The denominator is based on 7,894,065 shares of Class A Common Stock outstanding as of July 29, 2024, adjusted to include the issuance of the number of shares of Class A Common Stock set forth in the adjacent column that we would have sold to B. Riley Principal Capital II, assuming the average purchase price in the first column. The numerator is based on the number of shares of Class A Common Stock issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.
(3)      The closing sale price of our Class A Common Stock on Nasdaq on July 30, 2024.

SELLING STOCKHOLDER
This prospectus relates to the offer and resale by the Selling Stockholder of up to 7,300,000 shares of class A common stock that may be issued and sold by us to the Selling Stockholder under the Purchase Agreement. For additional information regarding the issuance of class A common stock covered by this prospectus, see the section titled “The Committed Equity Facility” above. We are registering the shares of class A common stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with the Selling Stockholder on July 30, 2024 in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement or as otherwise disclosed in this prospectus, including the section titled “Plan of Distribution” in this prospectus, the Selling Stockholder has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means B. Riley Principal Capital II, LLC.
The table below presents information regarding the Selling Stockholder and the shares of class A common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of July 30, 2024. The number of shares in the column “Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of class A common stock that the Selling Stockholder may offer for resale under this prospectus. The Selling Stockholder may sell some, all or none of such shares in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our class A common stock being offered for resale by this prospectus.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of class A common stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of class A common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 7,894,065 shares of our class A common stock outstanding on July 29, 2024. Because the purchase price of the shares of class A common stock issuable under the Purchase Agreement will be determined by reference to the VWAP of the class A common stock for the applicable VWAP Purchase Period or Intraday VWAP Purchase Period on the applicable Purchase Date with respect to each VWAP Purchase and Intraday VWAP Purchase, respectively, we elect to make under the Purchase Agreement, if any, the number of shares that may actually be sold by the Company to the Selling Stockholder under the Purchase Agreement may be may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Class A Common Stock Owned Prior to Offering		Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Class A Common Stock Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
B. Riley Principal Capital II, LLC(4)	0	--	7,300,000	0	--

(1)    In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of class A common stock beneficially owned prior to the offering all of the shares of class A common stock that the Selling Stockholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Selling Stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the VWAP Purchases and Intraday VWAP Purchases of class A common stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our class A common stock to the Selling Stockholder to the extent such shares, when aggregated with all other shares of our class A common stock then beneficially owned by the Selling Stockholder, would cause the Selling Stockholder’s beneficial ownership of our class A common stock to exceed the 4.99% Beneficial Ownership Cap. The Purchase Agreement also prohibits us from issuing or selling shares of our class A common stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price for all shares of our class A common stock purchased by the Selling Stockholder under the Purchase Agreement equals or exceeds $2.73 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.
(2)    Applicable percentage ownership is based on 7,894,065 shares of our class A common stock outstanding as of July 29, 2024.
(3)    Assumes the resale by the Selling Stockholder of all shares being offered pursuant to this prospectus.
(4)    The business address of B. Riley Principal Capital II, LLC (“BRPC II”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025. BRPC II’s principal business is that of a private investor. Daniel Shribman and Nick Capuano are the President and Chief Investment Officer, respectively, of BRPC II. The sole member of BRPC II is B. Riley Principal Investments, LLC (“BRPI”), which is an indirect subsidiary of B. Riley Financial, Inc. (“BRF”). Mr. Shribman is the President of BRPI and the Chief Investment Officer of BRF. Mr. Shribman has sole voting power and sole investment power over securities beneficially owned, directly, by BRPC II, and therefore Mr. Shribman may be deemed to beneficially own, indirectly, the securities beneficially owned, directly, by BRPC II. The sole voting and investment powers of Mr. Shribman over securities beneficially owned directly by BRPC II are exercised independently from all other direct and indirect subsidiaries of BRF, and the voting and investment powers over securities beneficially owned directly or indirectly by all other direct and indirect subsidiaries of BRF are exercised independently from BRPC II. We have been advised that neither BRPI nor BRPC II is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, or an independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Shribman as to beneficial ownership of the securities beneficially owned, directly, by BRPC II.

DESCRIPTION OF SECURITIES
The following is a summary of the terms of our securities. This summary does not purport to be complete, nor does it represent all information which you might find to be important for understanding our capital stock. This summary is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws (each as defined below), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. References to “Greenidge,” the “Company,” “we,” “our” and “us” herein are, unless the context otherwise requires, only to Greenidge Generation Holdings Inc. and not to any of its subsidiaries.
General
On September 6, 2022, we filed a second amendment and restatement to our certificate of incorporation to remove the terms relating to our series A convertible redeemable preferred stock, the shares of which were converted, retired and cancelled, and on May 12, 2023, we filed an additional certificate of amendment, effective May 16, 2023, to effect a one-for-ten reverse stock split, whereby each ten shares of our issued and outstanding Class A common stock and Class B common stock were combined into one share of the same class of common stock, except that where a stockholder was otherwise entitled to a fraction of a share of common stock in such share combination, in lieu of issuing a fractional share, the Company rounded up the number of shares of Class A common stock or Class B common stock to which the stockholder was entitled to the nearest whole share (the foregoing collectively, the “amendments,” and our second amended and restated certificate of incorporation, as in effect after such amendments, our “Certificate of Incorporation”). Following the amendments, our authorized capital stock consists of 400,000,000 shares of Class A common stock, par value $0.0001 per share, 100,000,000 shares of Class B common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.
The number of authorized shares of our common or preferred stock may be increased or decreased by the affirmative vote of the holders of shares of our capital stock representing a majority of the votes represented by all outstanding shares of such capital stock entitled to vote on such matter, irrespective of the provisions of Section 242(b)(2) of General Corporation Law of the State of Delaware (the “DGCL”), in addition to any vote of the holders of one or more series of our preferred stock that may be required by the terms of such preferred stock. However, the number of authorized shares of common or preferred stock may not be decreased below the number of shares thereof then outstanding or, in the case of Class A common stock, the number of such shares reserved for issuance upon conversion into shares of Class A common stock of the then-outstanding shares of Class B common stock.
Common Stock
As of July 29, 2024, there were 7,894,065 shares of Class A common stock and 2,733,394 shares of Class B common stock issued and outstanding. All shares of our common stock now outstanding are duly authorized, fully paid, and non-assessable. Shares of Class B common stock that have been acquired by us, whether by repurchase, upon conversion or otherwise, are retired and not issuable again as shares of Class B common stock. Below is a summary of the rights of the common stock.
All shares of our common stock now outstanding are duly authorized, fully paid, and non-assessable. Shares of Class B common stock that have been acquired by us, whether by repurchase, upon conversion or otherwise, are retired and not issuable again as shares of Class B common stock. Below is a summary of the rights of the common stock.
Voting Rights. The holders of Class A common stock are entitled to one (1) vote per share, and the holders of Class B common stock are entitled to ten (10) votes per share at all stockholder meetings and on all matters submitted to our stockholders generally. The holders of Class A common stock and Class B common stock vote together as a single class, unless specifically provided in the Certificate of Incorporation or otherwise required by law. The DGCL could require holders of Class A common stock or Class B common stock, as the case may be, to vote separately as a single class if we were to seek to amend our Certificate of Incorporation either (i) to increase or decrease the par value of a class of stock, or (ii) in a manner that alters or changes the powers, preferences or special rights of a class of stock in a manner that affected its holders adversely.
Holders of Class A common stock and Class B common stock are not allowed to vote on any amendment of our Certificate of Incorporation that relates only to the terms of a series of outstanding preferred stock for which the holders of such affected preferred stock have the right to vote under the Certificate of Incorporation or the DGCL.
Stockholders do not have the ability to cumulate votes for the election of directors.
Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that the board of directors may determine. If a dividend is paid in the form of shares of Class A common stock or Class B common stock, then the holders of Class A common stock shall be entitled to receive shares of Class A common stock, and holders of Class B common stock shall be entitled to receive shares of Class B common stock, with holders of shares of Class A common stock and Class B common stock receiving, on a per share basis, an identical number of shares of Class A common stock or Class B common stock, as applicable. The foregoing sentence also applies should the dividend be paid in rights to acquire, or securities convertible into or exchangeable for, class A and Class B common stock. However, upon the approval by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class, our board may pay or make a disparate dividend per share of Class A common stock or Class B common stock (whether in the amount of such dividend payable per share, the form in which such dividend is payable, the timing of the payment, or otherwise).
Right to Receive Liquidation Distributions. Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Conversion. Each share of Class B common stock is convertible into one (1) share of Class A common stock at the option of the holder thereof at any time upon written notice to us. In addition, each share of Class B common stock shall automatically convert into one (1) share of Class A common stock (i) upon any transfer, other than certain transfers to controlled entities or, in the case of individuals, to trusts for estate planning purposes, as more fully described in our Certificate of Incorporation, of such Class B common stock; (ii) upon the date specified by the holders of at least a majority of the then outstanding shares of Class B common stock, voting as a separate class; or (iii) on the date that is five (5) years after the date the Class A common stock is first registered under Section 12(b) or 12(g) of the Exchange (i.e., September 15, 2026).
Other Dual Class Provisions. In general, the Class A common stock and Class B common stock are to be treated the same as the other and ratably, on a per share basis, in the case of distributions or payments in respect of the common stock, consolidations or mergers of Greenidge, or consideration to be received in a tender or exchange offer. However, in such transactions, the class A and Class B common stock are permitted to receive different or disproportionate consideration or distributions (as the case may be) if the per share consideration or distribution in the form of securities issuable to a share of Class B common stock has ten (10) times the voting power of securities issuable to a share of Class A common stock or if the different or disproportionate consideration or distribution is approved by the affirmative vote of the holders of a majority of the Class A common stock and Class B common stock, each voting separately as a class.
No Preemptive or Similar Rights. The common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

No Ownership Limitations or Transfer Restrictions. The common stock is not subject to any limitation on the amount of securities that may be held by holders, and except for the conversion feature of the Class B common stock, the common stock is not by its terms subject to any transfer restrictions.
Preferred Stock
Under our Certificate of Incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges, and restrictions of up to an aggregate of 20,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of the common stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action. We currently have no shares of preferred stock outstanding, all previously issued shares of preferred stock having been converted, retired, and canceled, and we have no present plan to issue any shares of preferred stock.
Anti-takeover Effects of Delaware Law and Charter Provisions
We have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a business combination, except under certain circumstances, with an interested stockholder.
Our Certificate of Incorporation and our amended and restated bylaws (our “Bylaws”) contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Greenidge or changing its board of directors and management.
First, our Certificate of Incorporation provides that at any time when the Class A common stock is registered under Section 12(b) or 12(g) of the Exchange Act, we cannot engage in a business combination (as described below) with an interested stockholder (as described below) for a period of three years from the time that the stockholder becomes an interested stockholder. This limitation does not apply if (i) our board has first approved the business combination or transaction by which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction by which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our then outstanding voting stock, excluding shares owned by persons who are directors and also officers and certain employee stock plans; or (iii) at or subsequent to such time, the business combination is approved by the board of directors and the affirmative vote of at least 66-2/3% of the outstanding voting stock not owned by the interested stockholder at an annual or special meeting of stockholders (not written consent).
An “interested stockholder” is any person, other than Greenidge or a direct or indirect majority-owned Greenidge subsidiary, that owns 15% or more of our outstanding voting stock or is an affiliate or associate of ours and was the owner of 15% or more of our outstanding voting stock at any time in the three years prior to the date on which the determination is sought, and the affiliates and associates of such person. An interested stockholder does not include any stockholder whose ownership exceeds the 15% limitation as the result of an action taken solely by us (but only to the extent that such stockholder does not acquire additional voting stock), nor Atlas Capital Resources L.P., its direct transferees, or their respective affiliates, associates, or member of a group under Rule 13d-5 of the Exchange Act. Business combinations prohibited by this provision include (i) a merger or consolidation of Greenidge or any direct or indirect majority-owned Greenidge subsidiary with the interested stockholder or any other entity if the merger or consolidation is caused by the interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, except proportionately as a stockholder of Greenidge, to or with an interested stockholder (in one or a series of transactions) of assets of Greenidge or any direct or indirect majority-owned Greenidge subsidiary, which assets have an aggregate market value of 10% or more of either the aggregate market value of all our assets on a consolidated basis or of all of our outstanding stock, (iii) any transaction resulting in the issuance or transfer of our stock or subsidiary stock by Greenidge or a direct or indirect wholly-owned subsidiary to the interested stockholder, subject to certain exceptions including exercises or conversion of convertible securities, a merger, or transactions generally with all holders that do not increase the interested stockholder’s proportionate share ownership, (iv) any transaction involving us or any direct or indirect wholly-owned subsidiary with the direct or indirect effect of increasing the interested stockholder’s proportionate share of our stock or convertible securities or any subsidiary (on a non-immaterial basis), or (v) the interested stockholder’s receipt of the benefit of any loan, advance, guarantee, pledge or other financial benefit (other than those expressly permitted) provided by or through us or a director or indirect wholly-owned subsidiary.
Further, our Certificate of Incorporation authorizes our board of directors to issue up to 20,000,000 shares of preferred stock without further stockholder approval. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by the stockholders. These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights, and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent, or make it more costly to acquire or effect a change-in-control, which in turn could prevent stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of Class A common stock.
Our Certificate of Incorporation vests solely in the board of directors the authority to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a stockholder from increasing the size of the board of directors and gaining control of the board of directors by filling the resulting vacancies with its own nominees. In addition, our Certificate of Incorporation provides that no member of the board of directors may be removed from office by stockholders without the affirmative vote of the majority in voting power of all of outstanding stock then entitled to vote thereon.
Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record who is entitled to vote at the meeting and who has given timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.
Furthermore, neither the holders of common stock nor the holders of preferred stock have cumulative voting rights in the election of directors. The combination of the present ownership by a few stockholders of a significant portion of the issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the board of directors or for a third party to obtain control of us by replacing our board of directors.
Charter Exclusive Forum Provisions
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees, or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the laws of the State of Delaware. The Delaware exclusive forum provision described in the foregoing sentence does not apply to actions arising under the Exchange Act or the Securities Act. In this regard, it is noted that Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations promulgated thereunder and, further, that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is further noted that our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the U.S. federal district courts shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under U.S. federal securities laws. Although our Certificate of Incorporation contains the federal exclusive forum provision described in the foregoing sentence, it is uncertain whether this provision would apply to actions arising under the Securities Act as it is possible that a court could rule that such provision is inapplicable for a particular claim or action or that such provision is unenforceable, particularly in light of Section 22 of the Securities Act, which creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder.
Transfer Agent
We have appointed Computershare Trust Company, N.A. as the transfer agent for our Class A common stock. Its address is 462 South 4th Street, Suite 1600, Louisville, KY 40202, and its telephone number is +1 (781) 575 3120 or toll free 800 962 4284.
Listing
Our Class A common stock is listed on The Nasdaq Global Select Market under the trading symbol “GREE.”

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Class A common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Class A common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•    1% of the total number of shares of our class A common stock then outstanding; or

•    the average weekly reported trading volume of our class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Form S-8 Registration Statement

We have filed two registration statements on Form S-8 under the Securities Act to register the shares of our Class A common stock issued or issuable under the 2021 Plan. In addition, we filed a registration statement on Form S-8 under the Securities Act to register the shares of our Class A common stock reserved for issuance upon the vesting and exercise of non-qualified stock options granted as inducement grants (the “Inducement Grant Stock Options”) in connection with the appointment of certain executive officers.

Such Form S-8 registration statements became effective automatically upon filing. The shares of our Class A common stock issued or issuable under the 2021 Plan, or issuable upon the vesting and exercise of the Inducement Grant Stock Options, can be sold in the public market upon issuance, subject to applicable restrictions.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following discussion is a summary of certain material U.S. federal income and estate tax consequences of the ownership and disposition of our Class A common stock and does not purport to be a thorough analysis of all possible or potential tax impacts and effects. This summary is limited to Non-U.S. Holders (as defined below) that hold our Class A common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Class A common stock.

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our Class A common stock as generally described in this summary. There can be no assurance that Internal Revenue Service (the “IRS”) or a court will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the purchase, ownership, or disposition of our Class A common stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our Class A common stock that is not, for U.S. federal income tax purposes:

•    an individual who is a citizen or resident of the United States;

•    a corporation (or other entity treated as a corporation) created or organized in or under the laws of the
United States, any state thereof, or the District of Columbia;

•    an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•    a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold Class A common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of purchasing, owning, and disposing of our Class A common stock that are applicable to them; this summary does not specifically consider or address consequences for such partners and partnerships.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

•    a Non-U.S. Holder that is a financial institution, insurance company, regulated investment company, tax-exempt organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S.

expatriate or certain former citizens or long-term residents of the United States, controlled foreign corporation or passive foreign investment company;

•    a Non-U.S. Holder holding Class A common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle, or synthetic security;

•    a Non-U.S. Holder whose functional currency is not the U.S. dollar;
•    a Non-U.S. Holder that holds or receives Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

•    a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding Class A common stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including stockholders of a controlled foreign corporation or passive foreign investment company that holds Class A common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Distributions on Our Common Stock

We do not currently expect to pay any cash dividends on our common stock. If we make distributions of cash or property (other than certain pro rata distributions of common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. A Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may generally obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a Non-U.S. Holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the Non-U.S. Holder within the United States are generally exempt from the 30% withholding tax if the Non-U.S. Holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in its shares of our common stock, and thereafter will be treated as capital gain from a disposition of common stock subject to the tax treatment described below in “—Dispositions of Our Common Stock.”

The foregoing discussion is subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding.”

Dispositions of Our Class A Common Stock

At present, we do not believe that we are a “United States real property holding corporation.” Generally, a corporation is a United States real property holding corporation if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. If we were a “United States real property holding corporation,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax (including U.S. withholding tax) on gain recognized on any sale or other disposition of our Class A common stock unless:

•    the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;

•    the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Holder, if any; provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•    if we were a “United States real property holding corporation,” the Non-U.S. Holder actually or constructively owns more than five percent of our Class A common stock at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Class A common stock, provided that our Class A common stock is “regularly traded on an established securities market,” within the meaning of Section 897 of the Code and applicable Treasury Regulations, during the calendar year in which the sale or other disposition occurs.

The foregoing discussion is subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding.”

Federal Estate Tax

Our Class A common stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, distributions in respect of our Class A common stock to a Non-U.S. Holder and the amount of any tax withheld from such payments must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available by the IRS to the tax authorities of the country in which the

Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty. Under certain circumstances, backup withholding of U.S. federal income tax may apply to distributions in respect of our Class A common stock to a Non-U.S. Holder if the Non-U.S. Holder fails to certify under penalties of perjury that it is not a United States person, generally by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishing an exemption.

Payments of the proceeds of the sale or other disposition of our Class A common stock to or through a foreign office of a U.S. broker or of a foreign broker with certain specified U.S. connections will be subject to information reporting requirements, but generally not backup withholding, unless (i) the broker has evidence in its records that the payee is not a United States person, and the broker has no actual knowledge or reason to know to the contrary or (ii) the payee otherwise establishes an exemption. Payments of the proceeds of a sale or other disposition of our Class A common stock to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury that it is not a United States person (and the payor has no actual knowledge or reason to know to the contrary) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability (if any); provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors about the filing of a U.S. federal income tax return in order to obtain a refund.

FATCA Withholding

Non-U.S. Holders should be aware that, under Sections 1471 through 1474 of the Code (“FATCA”), a 30% withholding tax will be imposed on certain payments (which could include distributions in respect of our Class A common stock) to a foreign entity if such entity fails to satisfy certain disclosure and reporting rules that in general require that (i) in the case of a foreign financial entity, the entity or a related entity register with the IRS and identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and United States owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial United States owners of such entity. Foreign entities that hold our Class A common stock generally will be subject to this tax unless they certify on an applicable IRS Form W-8 (generally, IRS Form W-8BEN-E) that they comply with, or are deemed to comply with, or are exempted from the application of, these rules.

Various requirements and exceptions are provided under FATCA and additional requirements and exceptions may be provided in subsequent guidance. Further, the United States has entered into many intergovernmental agreements (“IGAs”) with foreign governments relating to the implementation of, and information sharing under, FATCA and such IGAs may alter one or more of the FATCA information reporting rules.

Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules, we or the applicable withholding agent may treat the entire distribution as a dividend. Further, under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in our Class A common stock.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

The shares of class A common stock offered by this prospectus are being offered by the Selling Stockholder, B. Riley Principal Capital II, LLC. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our class A common stock offered by this prospectus could be effected in one or more of the following methods:
•ordinary brokers’ transactions;
•transactions involving cross or block trades;
•through brokers, dealers, or underwriters who may act solely as agents;
•“at the market” into an existing market for our class A common stock;
•in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•in privately negotiated transactions; or
•any combination of the foregoing.
In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
The Selling Stockholder has informed us that it presently anticipates using, but is not required to use, B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member and an affiliate of the Selling Stockholder, as a broker to effectuate resales, if any, of our Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Common Stock that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that each such broker-dealer it engages to effectuate resales of our Common Stock on its behalf, excluding BRS, may receive commissions from The Selling Stockholder for executing such resales for The Selling Stockholder and, if so, such commissions will not exceed customary brokerage commissions.
The Selling Stockholder has represented to us that at no time prior to the date of the Purchase Agreement has the Selling Stockholder, its sole member, any of their respective officers, or any entity managed or controlled by the Selling Stockholder or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. The Selling Stockholder has agreed that during the term of the Purchase Agreement, none of the Selling Stockholder, its sole member, any of their respective officers, or any entity managed or controlled by the Selling Stockholder or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

Except as set forth above, we know of no existing arrangements between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.
Brokers, dealers, underwriters or agents participating in the distribution of the shares of our class A common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our class A common stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our class A common stock sold by the Selling Stockholder.
We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our class A common stock offered by this prospectus.
We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including with respect to any compensation paid or payable by the Selling Stockholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Stockholder, and any other related information required to be disclosed under the Securities Act.
We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our class A common stock covered by this prospectus by the Selling Stockholder.
As consideration for its irrevocable commitment to purchase shares of our class A common stock at our direction under the Purchase Agreement, we have agreed to pay the Selling Stockholder a cash commitment fee in the amount of $200,000, which is equal to 1.0% of the Selling Stockholder’s $20,000,000 total dollar amount purchase commitment under the Purchase Agreement. Twenty-five percent (25%) of the cash commitment fee, or $50,000, shall be paid by the Company to the Selling Stockholder in immediately available funds no later than the date on which either the first Intraday VWAP Purchase Notice or VWAP Purchase Notice is given under the Purchase Agreement, as applicable. The remaining seventy-five percent (75%) of the cash commitment fee will be paid by withholding cash amounts equal to 30% of the total aggregate purchase price payable by the Selling Stockholder to us in connection with each purchase of class A common stock effected under the Purchase Agreement, until such time as the Selling Stockholder shall have received from such cash withholding(s) a total aggregate amount in cash equal to $150,000. If, on the earlier of (i) the date, on or after the Commencement Date, on which notice of termination of the Purchase Agreement is given by any party and (ii) 365-days after the date of the Purchase Agreement, the aggregate amount of cash payment(s) by the Company to the Selling Stockholder from (X) cash withholding(s), if any, by the Selling Stockholder from the total aggregate VWAP Purchase Price paid or payable by the Selling Stockholder to the Company for the class A common stock purchased by the Selling Stockholder in all of the VWAP Purchases theretofore effected by the Company pursuant to the Purchase Agreement, (Y) cash withholding(s), if any, by the Selling Stockholder from the total aggregate Intraday VWAP Purchase Price paid or payable by the Selling Stockholder to the Company for the shares of class A common stock purchased by the Selling Stockholder in all of the Intraday VWAP Purchases theretofore effected by the Company pursuant to the Purchase Agreement, and (Z) cash payment(s), if any, from the Company to be applied to the cash commitment fee that do not arise from any cash withholding(s) set forth in clauses (X) and (Y) or from any agreements entered into between the Company and the Selling Stockholder prior to the date of this Agreement, in each case as contemplated in this Section 10.1(ii), is less than $150,000, the

Company shall promptly upon the Selling Stockholder’s presentation to the Company of an invoice and reasonable supporting documentation (but in no event later than two (2) Trading Days thereafter), and as directed by the Selling Stockholder in writing to the Company, pay to the Selling Stockholder, in cash, the difference between (A) $150,000 and (B) the aggregate amount of cash withholding(s), if any, that have been made by the Selling Stockholder from the total aggregate VWAP Purchase Price and the total aggregate Intraday VWAP Purchase Price, as applicable, paid or payable by the Selling Stockholder to the Company for the shares of class A common stock purchased by the Selling Stockholder in all of the VWAP Purchases and Intraday VWAP Purchases, as applicable, theretofore effected by the Company pursuant to the Purchase Agreement, together with cash payment(s), if any, from the Company to be applied to the cash commitment fee that do not arise from any cash withholding(s) by the Selling Stockholder as set forth in the immediately preceding clause or from any agreements entered into between the Company and the Selling Stockholder prior to the date of the Purchase Agreement, by wire transfer of immediately available funds to an account designated by the Selling Stockholder to the Company and, in the case of a termination of the Purchase Agreement as contemplated in clause (i) above, no termination of the Purchase Agreement shall become effective unless and until the entire cash commitment fee has been paid in cash by the Company to the Selling Stockholder. Notwithstanding any of the foregoing to the contrary, if Selling Stockholder is able to withhold an aggregate amount in cash equal to $50,000 on or prior to the date that is the 180th day after the date of the Purchase Agreement, then the obligation to withhold any additional amounts shall be immediately terminated and Selling Stockholder shall deem the cash commitment fee requirement fulfilled after receiving $100,000 in the aggregate by such 180-day deadline ($50,000 in a lump sum payment and $50,000 in withholding).
In addition, we have agreed to reimburse the Selling Stockholder for the reasonable legal fees and disbursements of the Selling Stockholder’s legal counsel in an amount not to exceed (i) $30,000 upon our execution of the Purchase Agreement and Registration Rights Agreement and (ii) $3,000 per fiscal quarter, in each case in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our Common Stock by the Selling Stockholder to the public. Moreover, in accordance with FINRA Rule 5110, the 3.0% fixed discount to current market prices of our Common Stock reflected in the purchase prices payable by the Selling Stockholder for our Common Stock that we may require it to purchase from us from time to time under the Purchase Agreement is deemed to be underwriting compensation in connection with sales of our Common Stock by the Selling Stockholder to the public
We have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of shares of our class A common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.
We estimate that the total expenses for the offering will be approximately $122,910.
We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.
This offering will terminate on the date that all shares of our class A common stock offered by this prospectus have been sold by the Selling Stockholder.
Our class A common stock is currently listed on The Nasdaq Global Select Market under the symbol “GREE”.
One or more affiliates of the Selling Stockholder have provided, currently provide and/or from time to time in the future may provide various investment banking and other financial services for us that are unrelated to the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and the offering of shares for resale by the Selling Stockholder to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that B. Riley Principal Capital II has received and may receive in connection with the transactions contemplated by the Purchase Agreement, including (i) the $200,000 cash commitment fee we have agreed to pay to B. Riley Principal Capital II as consideration for its irrevocable commitment to purchase shares of our common stock from us at our direction subject to and under the terms of the Purchase Agreement, (ii) the 3.0% fixed discount to current market prices of our common stock reflected in the purchase prices payable by B. Riley Principal Capital II for our common stock that we may require it to purchase from us from time to time under the Purchase Agreement, and (iii) our reimbursement of up to an aggregate of $30,000 of B. Riley Principal Capital II’s legal fees upon execution of the Purchase Agreement and up to $3,000 per fiscal quarter for the maximum three-year term of the Purchase Agreement) in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

LEGAL MATTERS

The validity of the class A common stock covered by this prospectus will be passed upon by Olshan Frome Wolosky LLP.

EXPERTS

The financial statements of Greenidge Generation Holdings Inc., incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Our consolidated financial statements as of and for the year ended December 31, 2022 incorporated by reference herein, have been audited by Armanino, LLP, an independent registered public accounting firm, as set forth in their report, incorporated by reference herein, and are included in reliance upon the report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the class A common stock described in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Class A common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act, in accordance with which we file annual, quarterly, and periodic reports, proxy statements, and other information with the SEC using the SEC’s EDGAR system. The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We also make available free of charge on or through our website, www.greenidge.com, our filings with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain of the information that we file with it after the date of the filing of the registration statement of which this prospectus forms a part, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

The documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary), including all such documents we may file with the SEC after the date on which the registration statement that includes this prospectus was initially filed with the SEC and prior to the effectiveness of the registration statement and all such documents we may file with the SEC after the effectiveness of the registration statement, are incorporated by reference in this prospectus until the termination of the offering under this registration statement:

•our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 10, 2024, as amended on May 7, 2024;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 15, 2024;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our definitive proxy statement on Schedule 14A filed on April 29, 2024;
•our Current Reports on Form 8-K filed (except for items 2.02 and 7.01) on February 16, 2024, March 11, 2024, March 28, 2024, April 5, 2024, April 10, 2024, April 19, 2024, April 29, 2024, May 1, 2024, June 20, 2024, July 11, 2024, July 24, 2024 and July 31, 2024; and
•the description of our capital stock set forth in Exhibit 4.6 of our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 10, 2024, together with any amendments or reports filed for the purpose of updating such description.

We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of any or all of these filings at no cost, by writing or calling us at:

Greenidge Generation Holdings Inc.
Attention: Investor Relations
590 Plant Road
Dresden, NY 14441
(315) 536-2359

Copies of certain information filed by us with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, are also available on our website at www.greenidge.com. Information contained on our website or accessible through our website is not incorporated by reference herein.

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished, but not filed, with the SEC.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the class A common stock being registered for resale hereunder. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

Amount to be paid

SEC Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 2,910
Accounting fees and expenses . . . . . . . . . . . . . . . . . . .	50,000*
Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . . . .	50,000*
Miscellaneous fees and expenses . . . . . . . . . . . . . . . . .	20,000*
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$122,910*

*These fees are estimates and accordingly are subject to change.

Item 14. Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our second amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Greenidge under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act.

Merger Consulting Payment. On September 14, 2021, we issued 56,218 shares of our class A common stock to 210 Capital, LLC as a consulting fee in connection with the Merger (adjusted for the 1-for-10 reverse stock split effectuated May 2023).
Conversion of Class B Common Stock. On September 14, 2021, we issued 576,000 shares of our class A common stock and 72,000 shares of our class B common stock upon conversion of the 648,000 shares of series A preferred stock (adjusted for the 1-for-10 reverse stock split effectuated May 2023).
Equity Purchase Agreement with B. Riley Principal Capital, LLC. On September 15, 2021, we entered into an Equity Purchase Agreement with B. Riley Principal, LLC ("BRPC"), which was amended on April 7, 2022 (as so amended, the "Equity Purchase Agreement"). Pursuant to the Equity Purchase Agreement, we have the right to sell to BRPC up to $500 million in shares of our Class A common stock, subject to certain limitations and the satisfaction of specified conditions in the Equity Purchase Agreement, from time to time over the 24-month period commencing on April 28, 2022. Sales of shares of our Class A common stock to BRPC under the Equity Purchase Agreement are deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. In connection with the Equity Purchase Agreement, we entered into a registration rights agreement with BRPC, pursuant to which filed a registration statement registering the resale by BRPC of up to 572,095 shares of Class A common stock issued and sold from time to time under the Equity Purchase Agreement. The registration statement became effective on April 28, 2022 (the "Effective Date"). From the Effective Date to the date of the Annual Report for the fiscal year ended December 31, 2023, we issued 409,923 shares of Class A common stock to BRPC pursuant to the Equity Purchase Agreement for aggregate proceeds of $7.0 million, net of discounts, of which 250,000 and 94,093 shares of Class A common stock were issued in 2023 for proceeds of $2.0 million, net of discounts, and a subscription receivable of $0.7 million, respectively.

On September 16, 2021, we issued 34,480 shares of our class A common stock to B. Riley Securities, Inc. upon its exercise of our outstanding warrants at an exercise price of $62.50 per share (adjusted for the 1-for-10 reverse stock split effectuated May 2023).
The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions and appropriate legends were placed upon the stock certificates issued in these transactions.
Employee Stock Options. From July 27, 2021 to October 14, 2021 (the date of the filing of our registration statement on Form S-8, File No. 333-260257), we granted stock options to purchase an aggregate of 3,700 shares of our Class A common stock to our employees at an exercise price of $71.80 per share (adjusted for the 1-for-10 reverse stock split effectuated May 2023) under our 2021 Equity Incentive Plan. The offers, sales, and issuances of the securities described in this paragraph were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under the Securities Act as transactions by an issuer not involving a public offering or under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All recipients had adequate access through their relationships with us, or otherwise to information about us. The issuances of these securities were made without any general solicitation or advertising.

At Market Issuance Sales Agreement with B. Riley Securities, Inc. and Northland Securities, Inc. On September 19, 2022, we entered into an At Market Issuance Sales Agreement with B. Riley Securities, Inc. ("BRS") and Northland Securities Inc., which was amended on October 3, 2022 (as so amended, the "ATM Agreement"). Under the ATM Agreement, BRS agreed to use its commercially reasonable efforts to sell on our behalf shares of our Class A common stock we request to be sold from time to time, consistent with BRS’s normal trading and sales practices, under the terms and subject to the conditions set forth in the ATM Agreement. We have the discretion, subject to market demand, to vary the timing, prices and number of shares sold in accordance with the ATM Agreement. BRS may sell our Class A common stock by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act. We pay BRS commissions for its services in acting as sales agent, in an amount to up to 5.0% of the gross proceeds of all Class A common stock sold through it as sales agent under the ATM Agreement. Pursuant to the registration statement filed registering shares to be sold in accordance with the terms of the ATM Agreement, we may offer and sell shares of our Class A common stock up to a maximum aggregate offering price of $22,800,000.

From October 1, 2022 through December 31, 2023, we issued 4,167,463 shares under the ATM Agreement for net proceeds of $20.7 million, of which 3,879,309 shares were issued for net proceeds of $18.7 million for the year ended December 31, 2023. The number of shares issued includes the issuance, in February 2023, of 133,333 shares to BRS as payment of a $1.0 million amendment fee on the Amended and Restated Bridge Promissory Note, dated August 10, 2022, in favor of B. Riley Commercial Capital, LLC.

Vendor Payment. In May 2023, Greenidge issued 54,348 unregistered shares of its Class A common stock to a vendor as payment for services provided to us during the first quarter of 2023. This issuance was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering.

Infinite Reality, Inc. Equity Exchange Agreement. On December 11, 2023, we entered into an Equity Exchange Agreement (the “Equity Exchange Agreement”) with Infinite Reality, Inc. (“Infinite Reality”), pursuant to which, among other things, (i) we issued to Infinite Reality a one-year warrant to purchase 180,000 shares of our Class A common stock at an exercise price of $7.00 per share (the “1-Year Warrant”), the proceeds of which, upon exercise, are required to be used for the development of a proposed new data center contemplated by a Master Services Agreement entered into between us and Infinite Reality on December 11, 2023, and (ii) we issued 180,000 shares of our Class A common stock to Infinite Reality, which shares will not be registered with the SEC. The shares of Class A common stock issued under the Equity Exchange Agreement and that may be issued pursuant to the exercise of the 1-Year Warrant were offered and sold in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act. Infinite Reality represented to us in the Equity Exchange Agreement and in the 1-Year Warrant that it is an “accredited investor,” as defined in Rule 501(a) of Regulation D under the Securities Act and was acquiring such shares for investment purposes only and not with a view towards the public sale or distribution thereof in violation of applicable U.S. federal securities laws or applicable state securities laws. In exchange for issuing the 1-Year Warrant and Class A common stock, we received (i) a one-year warrant to purchase 235,754 shares of Infinite Reality's common stock at an exercise price of $5.35 per share (the "Infinite Reality Warrant") and (ii) 280,374 shares of Infinite Reality's common stock. The Infinite Reality Warrant will automatically exercise on a net settlement basis immediately prior to expiration unless written notice is provided by the Company to Infinite Reality.

Armistice Capital Master Fund Ltd. Securities Purchase Agreement. On February 12, 2024, we entered into a securities purchase agreement (the “Armistice SPA”) with Armistice Capital Master Fund Ltd. (“Armistice”). Pursuant to the Armistice SPA, Armistice purchased (i) 450,300 shares of our Class A common stock (the “SPA Shares”), and (ii) a pre-funded warrant (the “Pre-Funded Warrant”) to purchase 810,205 shares of our Class A common stock (the “Pre-Funded Warrant Shares”). The per share purchase price of the SPA Shares and the Pre-Funded Warrant Shares was $4.76, resulting in aggregate gross proceeds of $6.0 million, and after giving effect to the exercise price of $0.0001 per Pre-Funded Warrant Share, we received net proceeds of

$6.0 million. In addition, we issued to Armistice a five-year warrant (the “5-Year Warrant”) to purchase up to 1,260,505 shares of Class A common stock, exercisable commencing on August 14, 2024 at an exercise price of $5.25 per share (the “Warrant Shares”). Pursuant to the Armistice SPA, we were obligated to file a resale registration statement covering the SPA Shares, the Pre-Funded Warrant Shares, and the Warrant Shares no later than ten (10) days after filing of the Company’s Annual Report for the fiscal year ended December 31, 2023. Such registration statement became effective on May 30, 2024. The SPA Shares and the shares of Class A common stock issuable pursuant to the Pre-Funded Warrant and the 5-Year Warrant were offered and sold in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act. Armistice represented to the us in the SPA that it is an “accredited investor,” as defined in Rule 501(a) of Regulation D under the Securities Act. On June 12 and June 18, 2024, we issued 717,205 and 93,000 shares of our class A common stock, respectively, to Armistice upon its exercise of the outstanding Pre-Funded Warrants at an exercise price of $0.0001 per share.

Item 16. Exhibits.

(a)Exhibits.

Exhibit Number	Description
3.1
Second Amended and Restated Certificate of Incorporation of Greenidge Generation Holdings Inc., dated September 6, 2022 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-8 filed on October 31, 2022)

3.2
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Greenidge Generation Holdings Inc., effective May 16, 2023 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 5, 2023)

3.3	Amended and Restated Bylaws of Greenidge Generation Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 filed on July 16, 2021)
4.1	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.6 to the Annual Report on Form 10-K filed on April 10, 2024)
5.1*	Opinion of Olshan Frome Wolosky LLP regarding validity of the shares being registered hereunder
10.1
Common Stock Purchase Agreement, dated as of July 30, 2024, between Greenidge Generation Holdings Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K furnished on July 31, 2024)

10.2
Registration Rights Agreement, dated as of July 30, 2024, between Greenidge Generation Holdings Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K furnished on July 31, 2024)

23.1*	Consent of MaloneBailey, LLP
23.2*	Consent of Armanino LLP
23.3*	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

*	Filed herewith
(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dresden, New York, on July 31, 2024.

GREENIDGE GENERATION HOLDINGS INC.

By: /s/ Jordan Kovler     Jordan Kovler
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jordan Kovler and Christian Mulvihill, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature    Title    Date

/s/ Jordan Kovler        Chief Executive Officer (Principal    July 31, 2024
Jordan Kovler    Executive Officer) and Director

/s/ Christian Mulvihill             Chief Financial Officer    July 31, 2024
Christian Mulvihill

/s/ David Anderson*             Chairman of the Board of
David Anderson    Directors

/s/ George (Ted) Rogers*        Vice Chairman of the Board of
George (Ted) Rogers    Directors

/s/ Timothy Fazio*              Director
Timothy Fazio

/s/ Jerome Lay*             Director
Jerome Lay

/s/ Andrew M. Bursky*             Director

Andrew M. Bursky

/s/ Timothy Lowe*             Director
Timothy Lowe

/s/ Daniel Rothaupt*             Director
Daniel Rothaupt

/s/ David Filippelli*             Director
*David Filippelli

/s/ Michael Neuscheler*        Director
*Michael Neuscheler

/s/ Jordan Kovler            As Attorney-in-Fact*    July 31, 2024
By: Jordan Kovler